UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 16, 2013 (October 16, 2013)

MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On September 30, 2013, Magnum Hunter Resources Corporation (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “September 30 Form 8-K”) providing information regarding a temporary shut-down of gas processing facilities owned by MarkWest Energy Partners, L.P. (“MarkWest”) located near the town of Mobley in Wetzel County, West Virginia (the “Mobley Processing Facilities”), resulting from a break in a MarkWest natural gas liquids pipeline caused by a landslide in northern Wetzel County.

As more fully described in the September 30 Form 8-K, the shut-down of the Mobley Processing Facilities temporarily impacted the gas gathering operations of Eureka Hunter Pipeline, LLC, a wholly-owned subsidiary of the Company (“Eureka Hunter”). Eureka Hunter owns and operates a gas gathering system located in West Virginia and Ohio (the “Eureka Hunter Gas Gathering System”), which gathers natural gas produced by Triad Hunter, LLC, another wholly-owned subsidiary of the Company (“Triad Hunter”), and natural gas produced by non-affiliated producers, for processing at MarkWest’s 200 mmcfe per day gas processing plant at the Mobley Processing Facilities.

The Company is filing this Current Report on Form 8-K to report that the Mobley Processing Facilities are now back on-line for purposes of Eureka Hunter’s natural gas delivery volumes, and, as a result, the Eureka Hunter Gas Gathering System has restarted its delivery of natural gas volumes to the Mobley Processing Facilities for processing. Eureka Hunter is currently engaged in pigging operations to reduce the natural gas liquids build-up in the Eureka Hunter Gas Gathering System resulting from the temporary shut-down of the Mobley Processing Facilities.

As of the date of this Current Report on Form 8-K, the Eureka Hunter Gas Gathering System is delivering approximately 68,000 mcf per day to the Mobley Processing Facilities for processing. Eureka Hunter expects that the Eureka Hunter Gas Gathering System’s natural gas delivery volumes to the Mobley Processing Facilities for processing will gradually increase to 100% of Eureka Hunter’s contracted producers’ natural gas deliveries over the next several days as (i) pigging operations are completed and (ii) dehydration equipment at Eureka Hunter’s central compression facility near Carbide, West Virginia, temporarily off-line over the last few days due to an equipment malfunction, comes back on-line. As a result, Eureka Hunter expects that the Eureka Hunter Gas Gathering System’s delivery volumes to the Mobley Processing Facilities for processing will exceed 125,000 mcf per day by the middle of next week, approximately equal to the system’s delivery volumes to the facilities immediately prior to the temporary shut-down of the facilities over a month ago.

The September 30 Form 8-K also reported that the temporary shut-down of the Mobley Processing Facilities resulted in the temporary shut-in by Triad Hunter of approximately 20,000 mcfe per day of its natural gas production from certain of its Marcellus Shale acreage. As a result of the resumption of operations at the Mobley Processing Facilities described above, Triad Hunter has resumed the flow of this previously shut-in production through the Eureka Hunter Gas Gathering System to the Mobley Processing Facilities for processing. Also, the recent malfunction of Eureka Hunter’s dehydration equipment at its Carbide facility, described above, has resulted in a temporary shut-in of approximately 22,000 mcfe per day of Triad Hunter’s natural gas production that normally flows into the Carbide facility for delivery to the Mobley Processing Facilities for processing. Triad Hunter expects to resume the flow of this production within the next few days once the dehydration equipment has been completely repaired.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: October 16, 2013	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer